Exhibit 99.1

Nauticus Robotics Announces Term Loan Financing of up to $20 Million

Financing From Existing Investors Bolsters Commissioning and Commercialization of Nauticus’ Fleet

Houston – September 21, 2023 – Nauticus Robotics, Inc. (“Nauticus” or the “Company”) (NASDAQ: KITT), a developer of ocean robots and artificial intelligence for autonomous services to the offshore industries, today announced it has entered into a senior secured term loan agreement (the “Term Loan Agreement”) with existing stakeholders, Transocean (NYSE: RIG), ATW Partners, Material Impact, and RCB Equities (collectively, the “Lenders”). The Term Loan Agreement provides Nauticus with up to $20 million in secured term loans (the “Loans”), of which $11.6 million has already been funded.

The Loans are convertible at $6.00 per share of common stock, subject to certain customary anti-dilution adjustments as described in the Term Loan Agreement, at the option of each Lender, until the date that the Loans are no longer outstanding. The Company is actively discussing a larger round of capital with new investors, beyond the available capacity of the Term Loan Agreement, to support its service offering expansion.

“We are thrilled to have secured this funding and we sincerely appreciate the trust and commitment shown by our long-term investors, Transocean, ATW, Material Impact, and RCB. Their continued investment underscores confidence in the company’s strategic direction and growth potential,” said Nicolaus Radford, CEO of Nauticus. “Our autonomous service offering will have a hugely positive impact on our customers’ costs, safety, and the environment. We are excited about the opportunities this financing provides as we continue to build out our fleet of robots.”

All obligations under the Loans are secured by a first priority lien on substantially all assets of the Company. The outstanding principal amount of the Loans under the Term Loan Agreement will bear interest at the rate of 12.50% per annum, payable quarterly in arrears on the first day of each calendar quarter commencing April 1, 2024. The Loans are coterminous with the Company’s existing convertible debt (the “Debentures”), which now holds a second lien position, as disclosed in the Amendment to Securities Purchase Agreement, Senior Secured Convertible Debentures and Pledge and Security Agreement. The outstanding principal amount of the Loans is prepayable at the Company’s option pro rata to each Lender upon at least five days prior written notice to each Lender. The Loans will mature on the earliest of: (a) the third anniversary of the date of the Term Loan Agreement, (b) 91 days prior to the maturity of the Debentures and (c) the date on which the Company next receives additional debt financing from one or more sources (excluding, for the avoidance of doubt, as a result of the exercise of any warrants of the Company existing as of the date of the Term Loan Agreement) in an aggregate amount of at least $35.0 million.

About Nauticus

Nauticus Robotics, Inc. is a developer of ocean robots, autonomy software, and services delivered to the marine industries. Nauticus’ robotic systems and services are delivered to commercial and government-facing customers through a Robotics-as-a-Service (RaaS) business model and direct product sales for both hardware platforms and software licenses. Besides a standalone service offering and products, Nauticus’ approach to ocean robotics has also resulted in the development of a range of technology products for retrofitting/upgrading legacy systems and other third-party vehicle platforms. Nauticus provides customers with the necessary data collection, analytics, and subsea manipulation capabilities to support and maintain assets while reducing their operational footprint, operating cost, and greenhouse gas emissions to improve offshore health, safety, and environmental exposure.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), and is intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Such forward-looking statements include, but are not limited to: the expected timing of product commercialization or new product releases; customer interest in Nauticus’ products; estimated 2023 operating results and use of cash; and Nauticus’ use of and needs for capital. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or “continue” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Nauticus’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Nauticus is not under any obligation and expressly disclaims any obligation to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that Nauticus has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”) for a more complete discussion of the risks and uncertainties facing the Company and that could cause actual outcomes to be materially different from those indicated in the forward-looking statements made by the Company, in particular the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC, including Nauticus’ Annual Report on Form 10-K filed with the SEC on March 28, 2023 and Quarterly Report on Form 10-Q filed with the SEC on August 14, 2023. Should one or more of these risks, uncertainties, or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The documents filed by Nauticus with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Investor Relations Contact:

Ralf Esper

Gateway Group, Inc.

(949) 574-3860

KITT@Gateway-grp.com

Media Contact:

Zach Kadletz

Gateway Group, Inc.

(949) 574-3860

KITT@Gateway-grp.com